Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of October 20, 2021, is among Sunoco LP, a Delaware limited partnership (“Sunoco LP”), and Sunoco Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Sunoco LP, the “Issuers”), the Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of January 23, 2018, providing for the issuance of their 5.500% Senior Notes due 2026 (the “Notes”) and a first supplemental indenture thereto, dated as of January 24, 2019 (the “First Supplemental Indenture”, and together with the Original Indenture, the “Indenture”);

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes pursuant to the Offer and Consent Solicitation Statement to Purchase dated October 5, 2021 (the “Offer”);

WHEREAS, in connection with the Offer, the Issuers have requested that Holders of the Notes deliver their consents (the “Consent Solicitation”) with respect to the amendments set forth in Article 2 hereof (collectively, the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuers, the Guarantors and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, amend or supplement the Indenture;

WHEREAS, in connection with the Consent Solicitation, the Holders of a majority in aggregate principal amount of the outstanding Notes have duly consented to the Amendments set forth in this Second Supplemental Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	Amendments. Section 3.03 of the Indenture is hereby amended and restated as follows:

“Subject to the provisions of Section 4.14(d) hereof, at least two Business Days but not more than 60 days before a Redemption Date, the Issuers will send, or cause to be sent, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof, respectively.

The notice of redemption will identify the Notes to be redeemed and will state:

(1) the Redemption Date;

(2) the redemption price, if then determinable, and, if not, then a method for determination;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuers default in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption will cease to accrue on and after the Redemption Date;

(7) the paragraph of the Notes and/or Section 3.02 of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) any conditions precedent with respect to such redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least five Business Days prior to the date of giving such notice (unless a shorter notice period shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Such Officers’ Certificate may be combined with the Officers’ Certificate referred to in Section 3.01.”

3.	Effect; Effectiveness; Ratification

a.

Effect of Second Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Second Supplemental Indenture.

b.

Effectiveness of Second Supplemental Indenture. The provisions of this Second Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the Amendments set forth in Article 2 shall become operative only at such time when a majority in aggregate principal amount of the outstanding Notes are purchased by the Issuers pursuant to the Offer. The Company will notify the Trustee in writing, which may be by email, of the occurrence of the date upon which the Amendments become operative.

c.

Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed, and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture is executed as, and shall constitute, an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.	Miscellaneous Provisions.

a.	NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

b.

Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of signed copies of this Second Supplemental Indenture by facsimile transmission or emailed portable document format (.pdf) shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of these parties hereto transmitted by facsimile or portable document format (.pdf) shall be deemed to be their original signatures for all purposes.

c.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

d.

The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

ISSUERS

SUNOCO LP

By:	Sunoco GP LLC, its general partner

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

SUNOCO FINANCE CORP.

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

[Signature Page – 2026 Supplemental Indenture]

GUARANTORS

Sunoco, LLC

By:	Sunoco LP, the sole member of Sunoco, LLC
By:	Sunoco GP LLC, the general partner of Sunoco LP

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	Chief Executive Officer

Sunoco Refined Products LLC
Sunoco Retail LLC

By:	Sunoco, LLC, the sole member of each of Sunoco Refined Products LLC and Sunoco Retail LLC

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

Aloha Petroleum LLC

By:	/s/ Brian A. Hand
Name:	Brian A. Hand
Title:	President

[Signature Page – 2026 Supplemental Indenture]

Aloha Petroleum, Ltd.

By: the Board of Directors

/s/ Arnold D. Dodderer
Arnold D. Dodderer

/s/ Robert S. Hood
Robert S. Hood

/s/ Brian A. Hand
Brian A. Hand

Sunmarks, LLC

By:	Sunoco Retail LLC, the sole member of Sunmarks, LLC

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	President and Chief Executive Officer

Sunoco NLR LLC
Sunoco Caddo LLC

By:	Sunoco Refined Products LLC, the sole member of each of Sunoco NLR LLC and Sunoco Caddo LLC

By:	/s/ Joseph Kim
Name:	Joseph Kim
Title:	Chief Executive Officer

[Signature Page – 2026 Supplemental Indenture]

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Alejandro Hoyos
Name:	Alejandro Hoyos
Title:	Vice President

[Signature Page – 2026 Supplemental Indenture]